UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                          SCHEDULE 14A

   Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                     ACME UNITED CORPORATION
        ------------------------------------------------
        (Name of Registrant as Specified In Its Charter)

        ------------------------------------------------
          (Name of Person(s) Filing Proxy Statement if
                   other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

         --------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:

         --------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         --------------------------------------------------------
      4) Proposed maximum aggregate value of transaction:

         --------------------------------------------------------
      5) Total fee paid:

         -------------------------------------------------------

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by
      Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

         --------------------------------------------------------
      2) Form, Schedule or Registration Statement No.:

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      3) Filing Party:

         --------------------------------------------------------
      4) Date Filed:

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
                                                   March 26, 1998



Dear Fellow Shareholder:

On behalf of your Board of Directors and Management, I cordially invite you to attend the Annual Meeting of Shareholders of Acme United Corporation scheduled to be held on Monday, April 27, 1998 at 11:00 a.m., at The American Stock Exchange, 86 Trinity Place, New York, New York. This will be my third Annual Meeting since appointment as your Company's President and Chief Executive Officer, and I particularly look forward to greeting personally those shareholders able to attend.

At the Meeting, shareholders will be asked to elect eight directors to serve for a one year term; approve an Amendment to the Company's Non-Salaried Director Stock Option Plan; and approve an Amendment to the Company's Employee Stock Option Plan.
Information regarding these matters is set forth in the accompanying Notice of Annual Meeting and Proxy Statement to which you are urged to give your prompt attention.

It is important that your shares be represented and voted at the Meeting. Whether or not you plan to attend, please take a moment to sign, date and promptly mail your proxy in the enclosed prepaid envelope. This will not limit your right to vote in person should you attend the meeting.

On behalf of your Board of Directors, thank you for your continued support and interest in Acme United Corporation.

Sincerely,

/s/ Walter C. Johnsen
---------------------------
    Walter C. Johnsen
    President and Chief Executive Officer

Acme United Corporation
75 Kings Highway Cutoff
Fairfield, Connecticut 06430


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON APRIL 27,1998

Notice is hereby given that the Annual Meeting of Shareholders of Acme United Corporation will be held at The American Stock
Exchange, 86 Trinity Place, New York, New York, on Monday, April
27, 1998, at 11:00 A.M. for the following purposes:

     1. To elect eight Directors of the Company to serve until the next Annual Meeting and until their successors are elected.

     2.   To consider and vote upon an amendment to the Non-
          Salaried Director Stock Option Plan.

     3.   To consider and vote upon an amendment to the Employee
          Stock Option Plan.

     4. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 9, 1998, will be entitled to vote at the meeting and at any adjournment thereof.

                               /s/ Cheryl L. Kendall
                               --------------------------
March 26, 1998                     Cheryl L. Kendall, Vice
Fairfield, Connecticut             President - Chief Financial
                                   Officer, Secretary and
                                   Treasurer


                          YOUR VOTE IS IMPORTANT

You are urged to date, sign and promptly return your proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect the right to vote in person in the event you attend the meeting.

Enclosure: The Annual Report of the Company for the year 1997.


<PAGE 1>
                                          Acme United Corporation
                                          75 Kings Highway Cutoff
                                     Fairfield, Connecticut 06430


ANNUAL MEETING OF SHAREHOLDERS
APRIL 27, 1998
PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the directors of Acme United Corporation (hereinafter called the "Company") to be used at the Annual Meeting of Shareholders of the Company, to be held
April 27, 1998, or at any adjournment thereof. The purposes are set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. Any proxy given may be revoked by a shareholder orally or in writing at any time prior to the voting of the proxy.

The approximate date on which this Proxy Statement and the enclosed Proxy is first sent or given to shareholders is March 26, 1998.

Only holders of Common Stock of record at the close of business on March 9, 1998 will be entitled to vote at the meeting. Each holder of the 3,369,875 issued and outstanding shares of $2.50 par value Common Stock is entitled to one vote per share.

Each share of Common Stock is entitled to one vote on each question to be presented at the Annual Meeting. A plurality of the vote cast by the shares of stock entitled to vote, in person or by proxy, at the Annual Meeting will elect directors as long as a quorum is present. A quorum consists of a majority of the votes entitled to be cast on a question. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting. If a quorum exists, action on each other question to be voted upon will be approved if votes, in person or by proxy, cast by shareholders favoring the action exceed the vote cast by shareholders opposing the action. In certain circumstances, a shareholder will be considered to be present at the Annual Meeting for quorum purposes, but will not be deemed to have voted in the election of directors or in connection with other matters presented for approval at the Annual Meeting. Such circumstances will exist where a shareholder is present but specifically abstains from voting, or where shares are represented at a meeting by a proxy conferring authority to vote on certain matters but not for the election of directors or on other matters. Under Connecticut law, such abstentions and non-votes have a neutral effect on the election of management's nominees for directors and on the approval or disapproval of the other matters presented for shareholder action.

PRINCIPAL SHAREHOLDERS

The following information is given with respect to any person who, to the knowledge of the Company's Board of Directors, owns beneficially more than 5% of the Common Stock of the Company
(exclusive of treasury shares) as of February 9, 1998:

                                             Shares Owned
                              Type of        on February 9,    Percent
Shareholder                   Ownership      1998             of Class
----------------------------------------------------------------------
Henry C. Wheeler              Direct         392,192             11.64
149 Lansdowne
Westport, CT 06880
----------------------------------------------------------------------
Henry C. Wheeler and Fleet    Direct   (1)    93,740              2.78
National Bank
777 Main Street,
MSN 321, Hartford, CT 06115
Trustees for Henry C. Wheeler
----------------------------------------------------------------------
Fleet National Bank           Direct           9,033               .27
777 Main Street
MSN 321, Hartford, CT 06115
Executor of the Estate of Phyllis S. Wheeler
----------------------------------------------------------------------
Walter C. Johnsen             Direct         190,200              5.64
75 Kings Highway Cutoff
Fairfield, CT   06430
----------------------------------------------------------------------
Dimensional Fund
Advisors Inc.                 Indirect (2)   181,538              5.39
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401
----------------------------------------------------------------------

<PAGE 2>
The persons shown above have sole voting power in these shares except that in the trust marked (1) the fiduciaries share voting and dispositive power, and as noted in (2) below.

(2) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 181,538 shares, all of which are held in portfolios of DFA Investment Dimensions Group Inc. ("Fund"), a registered open-end investment company, or in series of The DFA Investment Trust Company ("Trust"), a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional has sole voting power over 142,831 shares and sole dispositive power over 181,538 shares. Persons who are officers of Dimensional also serve as officers of the Fund and the Trust. In their capacity as such officers, they have the right to vote 28,707 additional shares which are owned by the Fund and 10,000 shares which are owned by the Trust and all of which shares are included in the 181,538 shares disclosed. Dimensional disclaims beneficial ownership of such shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table indicates, as to each named executive officer, director and nominee, and as to all directors and executive officers as a group, the number of shares and percentage of the Company's Common Stock beneficially owned as of February 9, 1998. The persons shown have sole voting power in these shares except as shown in the footnotes below.

                                               Common Stock
                                         Beneficially Owned as of
                                              February 9, 1998

                                     Number of Shares (1)      Percent
----------------------------------------------------------------------
David W. Clark, Jr. ................        11,546    (2)         *
George R. Dunbar ...................         7,526    (2)         *
Walter C. Johnsen...................       340,200    (3)        9.41
Newman M. Marsilius ................        11,053    (4)         *
Wayne R. Moore .....................         9,388    (2)         *
Gary D. Penisten ...................        45,600    (2)        1.26
James L.L. Tullis...................        15,000    (5)         *
Henry C. Wheeler ...................       485,932    (6)       13.44
Executive Officers and Directors
     as a Group (10 persons)........       950,995    (7)       26.31

-------------------
*Less than 1.0%

(1) Based on a total of 3,369,875 outstanding shares as of February 9, 1998 and 245,125 shares issuable upon exercise of outstanding options exercisable within 60 days of February 9, 1998.

(2) Includes 2,500 shares issuable upon exercise of outstanding options within 60 days of February 9, 1998.

(3) Includes 150,000 shares issuable upon exercise of outstanding options within 60 days of February 9, 1998.

(4) Marie K. Marsilius, wife of Newman M. Marsilius, owns 632 shares in which Mr. Marsilius disclaims any beneficial interest. Includes 2,500 shares issuable upon exercise of outstanding options within 60 days of February 9, 1998.

(5) Includes 10,000 shares issuable upon exercise of outstanding options within 60 days of February 9, 1998.

(6)  Henry C. Wheeler is Co-Trustee with Fleet National Bank of
     93,740 shares and shares voting and dispositive power on these shares. See Principal Shareholders for details.

(7) Includes 190,250 shares issuable upon exercise of outstanding options exercisable within 60 days of February
     9, 1998.

<PAGE 3>
ELECTION OF DIRECTORS

Each of the following persons has been nominated as a director until the next Annual Meeting of Shareholders and until his successor is chosen and qualified. The proxies in the enclosed form which are executed and returned will be voted (unless otherwise directed) for the election as directors of the following nominees, all of whom are now members of the Board of Directors, except Richmond Y. Holden, Jr.

 Nominees            Principal Occupation                        Director Since
-------------------------------------------------------------------------------
Walter C. Johnsen   President and Chief Executive Officer             1995
(age 47)            as of November 30,1995; Executive Vice
                    President from January 24, 1995 to
                    November 29, 1995.  Formerly served as
                    Vice Chairman and a principal of Marshall
                    Products, Inc., a medical supply distributor.
                    Previously, Mr. Johnsen held various venture
                    capital positions at Smith Barney and was
                    Managing Partner of the firm's West Coast
                    activities.  Earlier in his career, he
                    worked at Pfizer, Inc.

Gary D. Penisten    Chairman of the Board since February              1994
(age 66)            27, 1996. He is a Director of D.E.
                    Foster & Partners L.P., an executive
                    search firm.  From 1977 to 1988,
                    he was Senior Vice President of Finance, Chief
                    Financial Officer and a Director of Sterling
                    Drug Inc. in New York City. From 1974 to 1977
                    he served in the U.S. Government as
                    Assistant Secretary of the Navy for
                    Financial Management. Prior to that,
                    he was employed by General Electric.

Henry C. Wheeler    Chairman and Chief Executive Officer              1941
(age 81)            through December 20, 1994, Chairman
                    through November 29, 1995, Chairman
                    Emeritus as of November 30, 1995.

Wayne R. Moore      President and Chief Executive Officer             1976
(age 67)            of The Moore Special Tool Company
                    (1974-93).  Mr. Moore was Chairman
                    of the Board of The Moore Special
                    Tool Company and The Producto Machine
                    Company (1993-96), and is presently
                    a Director and Chairman Emeritus.
                    He was Chairman of the Association
                    for Manufacturing Technology/U.S.
                    Machine Tool Builders (1985-86) and
                    Committee Member of U.S. Eximbank
                    (1984).

George R. Dunbar    President of Dunbar Associates,                   1977
(age 74)            a municipal management consulting
                    firm. Former Chief Administrative
                    Officer for the City of Bridgeport.
                    President (1972-87), Bryant Electric
                    division of Westinghouse Electric
                    Corporation, manufacturer of electrical
                    distribution and utilization products,
                    Bridgeport, CT. Mr. Dunbar is also a
                    Director of People's Bank, Bridgeport, CT.

<PAGE 4>
David W. Clark, Jr. Managing Director of Pryor & Clark                1980
(age 60)            Company, an investment company. From
                    July 1988 to June 1992, Mr. Clark
                    was President of Corcap, Inc., which
                    was spun out of Lydall, Inc. in July
                    1988. Mr. Clark joined Lydall in 1972
                    as Vice President-Treasurer and Director.
                    He became Executive Vice President in
                    1977 and President in 1986. Until July
                    of 1992, Mr. Clark was also Chairman of
                    the Board of CompuDyne Corporation of
                    which he remains a Director. He is also
                    a Director of Checkpoint Systems, Inc.,
                    Thorofare, NJ; and SSC Technologies,
                    Bloomfield, CT.

James L.L. Tullis   Chairman and Chief Executive Officer              1996
(age 50)            of Tullis-Dickerson & Co., Inc.,
                    Greenwich, Connecticut, a venture capital firm.
                    From 1972 to 1983, he was a securities
                    analyst researching the health care
                    industry at Putnam Funds and
                    Morgan Stanley and Co., Inc.  From 1983 to
                    1986, he was a senior vice president at
                    E.F. Hutton and Co.  He is a Director
                    of Physician Sales & Service, Inc.

Richmond Y. Holden, Jr.
(age 44)            President and Chief Executive Officer of
                    J.L. Hammett Co. since 1992; Executive Vice
                    President from 1989 to 1992.  J.L. Hammett Co.
                    is a distributor and retailer of educational products throughout the United States, and is one of the largest distributors to the K-12 educational marketplace. Currently Chairman of the Board of PC-Build, a computer upgrade, network services and computer services company.

Management does not expect that any of the nominees will become unavailable for election as a director, but, if for any reason that should occur prior to the Annual Meeting, the persons named in the proxy will vote for such substitute nominee, if any, as may be recommended by Management.

There were no material transactions between the Company and any officer of the Company, any director or nominee for election as director, any security holder holding more than 5% of the Common
Stock of the Company or any relative or spouse of any of the foregoing persons.

The Board of Directors had seven meetings. All directors attended
90% of the aggregate of the total number of the Board meetings and meetings of Committees of which they were a member.

DIRECTORS' FEES

All directors who are not salaried employees received a fee of $1,500 per quarter plus $500 for each Board of Directors meeting attended. Effective January 1, 1998, the quarterly fee for directors who are not salaried employees increased to $2,500 per quarter. The fees earned for service on the Committees of the Board were $500 per Committee meeting and $500 for each one-half day, or major portion thereof, devoted to Committee work. The
Chairman of the Executive Committee earned an additional $500 per day to compensate for the broader responsibility and related effort.

Effective November 19,1995, all fees payable to such directors have been deferred until the Company completes four consecutive quarters with aggregate earnings per share of $.50 or more, the Company or one of its major businesses has been sold or a change in control of the Company has occurred. Until one such events occurs, the fees as earned shall be accrued by the Company and when one of such events does occur, the accrued fees shall be paid as promptly as possible thereafter.

<PAGE 5>
Fees Earned Prior to July 1, 1997

For fees earned prior to July 1, 1997, each such director was offered the option of receiving, when such fees become payable,
(a) an amount equal to the fees earned during the period of deferral, or (b) the sum of (i) the amount of the fees earned during the period of deferral, plus or minus, as the case may be
(ii) the aggregate amount of the fees earned each month during the period of deferral times the Percentage Increase or Decrease in the Company's Stock Price index ("Index"). The "Percentage
Increase or Decrease in the Index" shall mean the increase or decrease expressed as a percentage in the Index from the first business day of the month during which fees were earned and the Index on the last business day prior to the date of payment. The
Index for any given day shall be the closing price on the American Stock Exchange for the Company's stock on such day. All payments pursuant to the Deferred Compensation Plan for Directors shall be without interest. All such directors selected Option
(b), which ties payments to the Stock Price Index, and is applicable to all fees earned prior to July 1, 1997.

Fees Earned on and after July 1, 1997

Effective July 1, 1997, the plan was amended so all fees that have been deferred under the plan will be paid when due in treasury shares. Treasury shares will be allocated each month based on the closing price of Company shares on the first day of the month during which the fees were earned divided into fees earned. Also, effective July 1, 1997, two new long-term payout options were approved. The first option authorizes deferral of receipt of treasury shares based on fees earned until the board member retires or otherwise departs from the board. The second option also authorizes deferral of receipt of treasury shares based on fees earned until the board member retires or otherwise departs from the board; however, the payout is deferred over a four year period. If the deferred payout option is selected, upon departure from the board, 20% of the shares will be paid out immediately and the remainder will be paid in four equal installments over the next four anniversaries of the board member's departure. If a major business is sold or a change of control of the Company is imminent, at the discretion of the board the stock balance in each director's account can be distributed to the director or to his estate immediately prior to culmination of the transaction. In the event of death, all stock will be distributed promptly to the director's estate. All but one director elected the first option. One director elected the second option.

Under the amendment effective July 1, 1997, directors also had the option to continue the indexing of fees after July 1, 1997, but would be paid in treasury shares. No director elected this option.

Equivalent treasury shares that have been deferred under this plan since its inception in November 1995 to December 31, 1997 are as follows:


                               Equivalent
                             Treasury Shares          Market
                             Earned Through          Value at
                            December 31, 1997    December 31, 1997
----------------------------------------------------------------------

    David W. Clark, Jr.           6,728              $ 40,368

    George R. Dunbar             13,966                83,796

    Newman M. Marsilius           5,846                35,076

    Wayne R. Moore                6,837                41,022

    Gary D. Penisten             33,841               203,046

    James L.L. Tullis             4,050                24,300
----------------------------------------------------------------------
           Total                 71,268               427,608
----------------------------------------------------------------------

The Company owned 111,620 treasury shares as of December 31, 1997.

DIRECTORS STOCK OPTIONS

Under the Non-Salaried Directors Stock Option Plan, options were granted on April 28, 1997 for 10,000 shares each to Messrs.
Clark, Dunbar, Marsilius, Moore and Penisten, of which 2,500 shares vested on April 28, 1997, 2,500 shares will vest on April
28, 1998, 2,500 shares on April 28, 1999, and 2,500 shares on
April 28, 2000.

<PAGE 6>
COMMITTEE STRUCTURE

There is an Executive Committee of the Board of Directors which is composed of Mr. Penisten as Chairman, and Messrs. Clark and Dunbar. The function of the Executive Committee is to act for the Board of Directors during the intervals between meetings of the Board. During 1997, the Committee held no formal meetings as issues were handled at the full Board level. In addition, the Committee members each worked independently on numerous projects for the Company.

There is an Audit Committee of the Board of Directors which is composed of Mr. Penisten as Chairman, and Messrs. Dunbar,
Marsilius and Moore. During 1997, this committee met two times with the Company's independent auditors. The function of the Audit Committee is to maintain a direct and separate line of communications between the Board of Directors and the Company's independent auditors.

The functions of a Nominating Committee are performed by the whole Board. The Board will consider nominees for directors recommended by shareholders, and such recommendations may be made by submitting in writing to the Board, care of the Secretary at Company's principal executive office, the name, address, telephone number and resume of his or her business and educational background along with a written statement by the shareholder as to why such person should be considered for election to the Board of Directors.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION COMMITTEE AND INSIDER PARTICIPATION

The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. During
1997, the Committee was composed of certain non-employee members of the Board of Directors, which include Mr. Dunbar as Chairman, and Messrs. Clark, Moore and Tullis. The Committee had one meeting during 1997.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is committed to a strong, positive link between business, performance and strategic goals, and compensation and benefit programs.

OVERALL EXECUTIVE COMPENSATION POLICY

Our compensation policy is designed to support the overall
objective of enhancing value for our shareholders by:

     - Attracting, developing, rewarding and retaining highly qualified and productive individuals.

     - Directly relating compensation to both Company and individual performance.

     - Ensuring compensation levels that are externally competitive and internally equitable.

Following is a description of the elements of the Company's executive compensation program and how each relates to the objectives and policy outlined above.

BASE SALARY

The Committee reviews each executive officer's salary annually.
In determining appropriate salary levels, we consider level and scope of responsibility, experience, company and individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility.

<PAGE 7>
By design, we strive to set executives' salaries at competitive market levels. External surveys and resource materials are used to verify this. We believe maximum performance can also be encouraged through the use of appropriate incentive programs.

ANNUAL INCENTIVES

Annual incentive award opportunities are made to executives to recognize and reward corporate and individual performance. The plan in effect for 1997 provided for an incentive bonus based on the achievement of corporate profitability goals set for each individual, based upon his area of responsibility. The bonuses would range from 5% to 31% of base salary, provided a minimum goal were reached. The amount individual executives may earn under the bonus plan is directly dependent upon the individual's position, responsibility and ability to impact our financial success. No incentive bonus was granted for 1997.

In 1998, the incentive plan criteria will be similar to the plan in 1997.

STOCK OPTION INCENTIVES

The Company's stock option compensation program is administered by the Compensation Committee of the Board of Directors. The purpose of the Company's Amended and Restated Stock Option Plan for Employees is to promote the interests of the Company by enabling its key employees to acquire an increased proprietary interest in the Company and thus to share in the future success of the Company's business. Accordingly, the plan is intended as a means not only of attracting and retaining outstanding management personnel but also of promoting a closer identity of interests between employees and stockholders. Since the employees eligible to receive options under the plan will be those who are in a position to make important and direct contributions to the success of the Company, the Committee believes that the grant of options under the plan will be in the best interests of the Company.

The following options were granted in 1997:

     Options for 10,000 shares were granted to Brian S. Olschan on September 23, 1997 of which 2,500 shares vested on September 23, 1997, 2,500 shares will vest on September 23,
     1998, 2,500 shares on September 23, 1999, and 2,500 shares on September 23, 2000.

     Options for 3,000 shares were granted to Cheryl L. Kendall on June 24, 1997 of which 750 shares vested on June 24, 1997, 750 shares will vest on June 24, 1998, 750 shares on June 24, 1999, and 750 shares on June 24, 2000.

     The Committee also granted options for 3,000 shares in the aggregate to three other employees with staggered vesting dates through September 23, 2000.

RATIONALE FOR CEO COMPENSATION

Walter C. Johnsen was designated President and Chief Executive
Officer of the Company effective on November 30, 1995. His compensation package was designed to encourage performance in line with the interests of our shareholders. We believe Mr.
Johnsen's total compensation was competitive in the external marketplace and reflective of Company and individual performance.

Mr. Johnsen's compensation was $150,000 per annum prior to his becoming Chief Executive Officer, and was not initially changed as a result of his new position. Effective January 1, 1997, his compensation was changed to $183,000 per annum, of which $30,000 was deferred compensation. The deferred compensation will be indexed in a manner consistent with the Directors' Fees Deferred
Plan described above for salary earned prior to August 1, 1997.
Deferred compensation earned after August 1, 1997 will be paid when due in treasury shares. The factors which the Committee considered in determining Mr. Johnsen's base salary for fiscal
1997 were those as stated above for other executive officers.

COMPENSATION COMMITTEE

George R. Dunbar, Chairman
David W. Clark, Jr.
Wayne R. Moore
James L.L. Tullis

The Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference in this proxy statement into any filing under the Securities Act of 1933 or the Securities
Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

<PAGE 8>
SUMMARY COMPENSATION TABLE

The following sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the two other most highly compensated executive officers of the Company at the end of the last completed fiscal year earning more than $100,000 in salary and bonuses. No information is given as to any person for any fiscal year during which such person was not an executive officer of the Company.

                                            ANNUAL COMPENSATION

Name and                                            Other Annual       All Other
Principal Position         Year   Salary(1) Bonus   Compensation (2)   Compensation
-----------------------------------------------------------------------------------
Walter C. Johnsen         1997   $149,423   $ 0      $    0            $30,000 (4)
President & Chief         1996   $150,000   $ 0      $2,000            $     0
Executive Officer (3)     1995   $143,750   $ 0      $1,000            $     0
-----------------------------------------------------------------------------------
Brian S. Olschan          1997   $140,115   $ 0      $    0            $     0
Senior Vice President (5) 1996   $ 43,283   $ 0      $    0            $     0
-----------------------------------------------------------------------------------
Cheryl L. Kendall         1997   $102,463   $ 0      $    0            $     0
Vice President-Chief      1996   $ 50,004   $ 0      $    0            $     0
Financial Officer (6)

(1) Effective 1997, the Company changed its payroll payment cycle from monthly to bi-weekly. The salary reported is gross wages paid, which varies slightly from annual compensation.

(2) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or ten (10%) percent of the total amount of annual salary and bonus for any named individual. Amounts shown represent certain reimbursements for taxes.

(3) Walter C. Johnsen also served as Chief Financial Officer from March 26, 1996 to June 30, 1996.

(4) Walter C. Johnsen received $30,000 in deferred compensation for 1997 to be paid in treasury shares.

(5) Brian S. Olschan joined Acme as Senior Vice President-Sales and Marketing on September 12, 1996.

(6)  Cheryl L. Kendall joined Acme as Vice President-Chief
     Financial Officer on July 1, 1996. On September 20, 1996 she assumed the additional positions of Secretary and Treasurer.

<PAGE 9>
OPTION GRANTS IN LAST FISCAL YEAR AND POTENTIAL REALIZABLE VALUES

The following table provides information concerning each option granted during the last fiscal year to each of the named executive officers and the potential realizable value of such options at certain assumed rates of stock appreciation.

               Individual Grants
--------------------------------------------------------     Potential Realizable
           Number of   % of Total                            Value at Assumed Annual
           Shares      Options                               Rates of Stock Price
           Underlying  Granted to    Exercise    Expira-     Appreciation for
           Options     Employees in  or Base     tion        Option Term
Name       Granted     Fiscal Year   Price       Date        5%        10%
----------------------------------------------------------------------------------
Walter C.       -0-         0%      $0           ---         $0        $0
Johnsen
----------------------------------------------------------------------------------
Brian S.     10,000      62.5%      $7.25    September 23,   $30,000   $47,000
Olschan                           per share       2007
----------------------------------------------------------------------------------
Cheryl L.     3,000     18.75%      $6.125   June 24, 2007   $ 7,000   $12,000
Kendall                           per share


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR
END OPTION VALUES

The following table provides information concerning each option exercised during the last fiscal year by each of the named executive officers and the value of unexercised options held by such executive officers at the end of the fiscal year.

                                                Number of
                                                Securities       Value of
                                                Underlying       Unexercised
                                                Unexercised      In-the-Money
                                                Options/SARs     Options/SARs
                                                at Fiscal Year   at Fiscal Year
                    Shares                      End (#)(1)       End ($)(1)(2)
                    Acquired on    Value        Exercisable/     Exercisable/
Name                Exercise (#)   Realized($)  Unexercisable    Unexercisable
----------------------------------------------------------------------------------
Walter C. Johnsen   -0-            $0           150,000/-0-      $346,875/$0
----------------------------------------------------------------------------------
Brian S. Olschan    -0-            $0           12,500/17,500    $19,375/$13,125
----------------------------------------------------------------------------------
Cheryl L. Kendall   -0-            $0           4,250/5,750      $6,906/$6,719

(1) The Company has no unexercised SARs.

(2) Values stated are based on the closing price per share of the Company's Common Stock on the American Stock Exchange on December 31, 1997, the last trading day of the fiscal year.

<PAGE 10>
ACME UNITED CORPORATION RETIREMENT PLANS

In December 1995, the Board of Directors adopted a resolution to freeze the defined benefit pension plan resulting in no further benefit accruals after February 1, 1996. The life annuity annual benefit at age 65 was zero for Walter C. Johnsen, Cheryl L. Kendall and Brian S. Olschan. Amounts earned by others under this plan are not subject to a deduction for estimated Social Security benefits, and do not include benefits which would result from the transfer by a retiring employee of his accrued profit-sharing account balance to the pension plan.

CHANGE-IN-CONTROL ARRANGEMENTS AND SEVERANCE PAY PLAN

The Company has a Salary Continuation Plan in effect covering officers of the Company employed in the United States at the level of Vice President or above, under the age of 65 and having at least one (1) year of Company service. Amongst others, this plan covers Walter C. Johnsen, Brian S. Olschan and Cheryl L. Kendall, and is designed to retain key employees and provide for continuity of management in the event of an actual or threatened change in control of the Company. First, the plan provides that in the event of such a change in control each such key employee would have specific rights and receive certain benefits if, within one year after such change in control (two years for officers who like Mr. Johnsen are also directors), either the employee's employment is terminated by the Company involuntarily, his/her responsibility, status or compensation is reduced, or if he/she is transferred to a location unreasonably distant from his/her current location. In such circumstances the compensation which the employee would be entitled to receive would be a lump sum payment equal to a specific number of months' compensation based upon the level of his/her non-deferred compensation in effect immediately preceding such disposition. Secondly, any such key employee resigning within six (6) months after the disposition of the Company (one year for certain officers who like Mr. Johnsen are also directors) would be entitled to a similar payment. Under the first scenario Messrs. Johnsen and Olschan and Ms. Kendall would be entitled to thirty (30) months', eighteen (18) months' and nine (9) months' compensation, respectively; under the second scenario, Messrs. Johnsen and Olschan and Ms. Kendall would be entitled to twenty-four (24) months', twelve (12) months' and six (6) months' compensation, respectively.

The Company has a Severance Pay Plan in effect covering officers of the Company employed in the United States at the level of Vice President or above, under the age of 65 and having at least one
(1) year of Company service. Amongst others, this Plan covers Messrs. Johnsen and Olschan and Ms. Kendall and is designed to enable the Company to attract and retain key employees. The Plan provides that in the event the key employee's employment is terminated by the Company involuntarily, his/her responsibility, status or compensation is reduced, or if he/she is transferred to a location unreasonably distant from his/her current location, he/she shall be entitled to benefits under the Plan. In such circumstances the compensation which the employee would be entitled to receive would be a lump sum payment equal to a specific number of months compensation based upon the level of his/her non-deferred compensation in effect immediately preceding such termination. Under the Plan Messrs. Johnsen and Olschan and Ms. Kendall would be entitled to nine (9) months', nine (9) months', and six (6) months' compensation, respectively, upon such severance. This plan applies only if the Salary Continuation Plan does not apply.

PERFORMANCE GRAPH

The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The graph compares the yearly cumulative total stockholder return on the Company's Common Stock with the yearly cumulative total return of (a) the AMEX Market Index and (b) a peer group of companies that, like the Company, (i) are currently listed on the American Stock Exchange, and (ii) have a market capitalization of $10 million to $20 million. The peer group includes the following companies: Acme United Corporation, Advanced Photonix CL A, American Restaurants PRT, American Vanguard Corp, Arizona Land Income Corp, B&H Ocean Carriers LTD, Barrister Info Systs CP, Beard Co, BFX Hospitality Group, Blackrock CA INV QMT, Blackrock FL IQMT, Blackrock NJ IQMT, Blackrock NY IQMT, Bowar Instrument Corp, Bull & Bear Muni Inc FD, Calton Inc, Carmel Container System, Coast Distribution Systs, Concord Fabrics Inc A, Concord Fabrics Inc B, Cornerstone Bank, Dairy Mart Conv CL A, Dairy Mart Conv CL B, Dakota Mining Corp, Dallas Gold & Silver EX, Dewolfe Companies Inc, Digital Power Corp, Driver-Harris Co, Emerson Radio Corp, Empire of Carolina Inc, Espey Mfg & Electronics, ETZ Lavud CL A, ETZ Lavud Ltd Ord, Fortune Natural Res Corp, FPA Corp, Frontier Adjustr of Amer, General Automation Inc, Global Ocean Carriers, Globalink Inc, Goldfield Corp, Halifax Corporation, Hallmark Financial Svcs, Hastings Manufacturing, Host Funding Inc, ILX Resorts Inc, Income Opportun Rlty Inv, Integrated Tech USA, Intersystems Inc, ION Laser Technology Inc, Jaclyn Inc, Joule Inc, Kentucky First Bancorp, Kinark Corp, Matec Corp, Mcrae Industries CL A, Measurement Specialities, Media Logic Inc, Medtox Scientific Inc, Meridian Point Realty 8, Merrimac Industries Inc, Michael Anthony Jewelers, Midland Resources Inc. Movie Star Inc, MSR Exploration Ltd, Multigraphics Inc, Ohio Art Co, Oriole Homes CL B, Pacific Gateway Props, Pittsbgh & WV Railroad, Polk Audio Inc, Professional Bancorp Inc, Professional Dental Tech, Provena Foods Inc, QC Optics, Randers Group Inc, Richton Internat Corp, Rotonics Manufacturing, Santa Fe Gaming Corp, Scandinavia Co, Scotland Bancorp Inc, Sheffield Pharma Inc, Soligen Technologies Inc, Southfirst Bancshares, Spatial Technology Inc, Sterling Cap CP, Stevens Internat CL A, Sunair Electronics Inc, Thermo Opportunity Fund, Thermwood Corp, Three Rivers Fin, Top Air Manufacturing, Trans Lux Corp, Unimar Co, United Foods Inc CL A, United Foods Inc CL B, Wellco Enterprises Inc, Winston Resources Inc.

<PAGE 11>
The Company does not believe it can reasonably identify a peer group of companies on an industry or line-of-business basis for the purpose of developing a comparative performance index. While the Company is aware that some other publicly-traded companies market products in one of the Company's two lines-of-business, none of these other companies provide most or all of the products offered by the Company, and many offer other products or services as well. Moreover, some of these other companies that engage in one of the Company's two lines-of-business do so through divisions or subsidiaries that are not publicly-traded. Furthermore, many of the other companies are substantially more highly capitalized than the Company. For all of these reasons, any such comparison would not, in the opinion of the Company, provide a meaningful index of comparative performance.

The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

                     (Printer: Insert Graph)

COMPARISION OF CUMULATIVE TOTAL RETURN OF COMPANY, PEER GROUP AND
BROAD MARKET

--------------------------FISCAL YEAR ENDING--------------------------
COMPANY            1992     1993     1994     1995     1996     1997

ACME UNITED CORP    100    74.57    57.02    67.99    96.50   105.28
PEER GROUP          100   112.99    97.07    88.94    90.32    88.56
BROAD MARKET        100   118.81   104.95   135.28   142.74   171.76


PROPOSAL FOR AMENDMENT TO THE NON-SALARIED DIRECTOR STOCK OPTION
PLAN

On January 27, 1998, the Board of Directors, subject to approval of the Shareholders, amended the Non-Salaried Director Stock Option Plan (the "Plan"). The following description of the Plan as amended is qualified in its entirety by reference to the text of the Plan, a copy of which has been filed with the SEC.

PURPOSE

The purpose of the Plan is to provide long-term incentive supplemental compensation for members of the Board of Directors who are not salaried employees of the Company through the ownership of the Company's Common Stock, thereby further aligning their interest with the interests of shareholders. Stock option plans for such directors have served other companies and their shareholders well by directly relating incentive compensation to the building of long-term shareholder values. In 1996 a plan was proposed for the first time for directors to provide equity-related compensation for this important group as well. Such plans are increasingly common throughout American industry and are found in other companies with which the Company competes for the services of qualified individuals to serve as directors.

<PAGE 12>
ADMINISTRATION OF THE PLAN

The Plan is administered by the Compensation Committee of the Board of Directors composed of certain non-employee directors (the "Committee"). The Committee, however, has no discretion affecting the timing, price or amount of any grants, all of which are determined in the Plan.

SHARES OF STOCK SUBJECT TO THE PLAN

As amended in 1997, the aggregate number of shares subject to options during the term of the Plan was limited to 60,000 shares of the Common Stock of the Company. It is now proposed that the number of shares subject to options be increased from 60,000 to 120,000. This limit may not be increased during the term of the Plan, except by the shareholders or by equitable adjustment following recapitalization, stock splits, stock dividends or any similar adjustment in the number of shares subject to outstanding options, and in the related option exercise price. If the shareholders approve this Plan amendment, additional shares (which can be authorized but unissued shares,or treasury shares, or a combination thereof) will be set aside for the award of options.

ELIGIBILITY

Directors of the Company who are not salaried employees of the Company are eligible to receive benefits under the Plan.

DURATION OF THE PLAN

No awards of stock options may be made after 2007, but termination will not affect the rights of any participant with respect to any grants made prior to termination.

OPTION

The Plan as adopted in 1996 provided that an option to purchase 10,000 shares of the Common Stock of the Company be granted to each new director on April 22, 1996, and for each additional new director added each year thereafter (beginning with 1997) on the date of the Annual Meeting for that calendar year (or on the date of the meeting of the Board of Directors at which such director was elected to fill a vacancy) to each director who, at the adjournment of that meeting, is an eligible director. Mr. Tullis was granted an option for 10,000 shares on April 22, 1996, which is fully vested. On April 28, 1997, the Plan was amended to grant an option for 10,000 shares to directors elected for the first time in earlier years. Accordingly, an option for 10,000 shares was granted to each of Messrs. Clark, Dunbar, Marsilius, Moore and Penisten. Vesting of these options will be as follows:

                 2,500 shares on April 28, 1997
                 2,500 shares on April 28, 1998
                 2,500 shares on April 28, 1999
                 2,500 shares on April 28, 2000

The Plan was amended on January 27, 1998 to provide that directors elected at an annual meeting but not receiving an initial option grant for 10,000 shares will receive an option grant for 2,500 shares each year, subject to approval of the amendment to the Plan by the shareholders. These options will vest immediately. The Plan Amendment further provides that upon a termination as a result of death, disability or retirement, any outstanding options may be exercised by the Participant or the Participant's legal representative within 12 months after such death, disability or retirement; provided, however, that in no event shall the period extend beyond the expiration of the option term. Accordingly, all directors under the Plan, except for Mr. Holden, will receive option grants for 2,500 shares, and Mr. Holden will receive an option grant for 10,000 shares, upon election at the 1998 Annual Meeting.

<PAGE 13>
EXERCISE PRICE

The exercise price with respect to an option awarded under the Plan is 100% of the fair market value of the Common Stock as of the date the option is granted. It will be paid for in full, in cash or in any other medium and manner satisfactory to the Company, at the time the option is exercised. The optionee must satisfactorily provide for the payment of any taxes which the Company is obligated to collect or withhold before the Common Stock is transferred to the optionee.

PROVISIONS RELATING TO OPTIONS

Options may not be exercised until vested as described and not after ten years from the date of the grant, except in the case of death of the grantee in the final year prior to expiration of the 10-year term. In that case, stock options may be exercised for a period of eleven years from the date of grant. The Committee may make provision for exercises within the 10-year terms of a grant but following termination of Board membership. Except in the case of death or disability, any unvested options expire immediately if a participant ceases to be a director of the Company. Recipients will have no rights as stockholders until the date of exercise in the case of an exercise involving receipt of stock. Options may not be transferred except upon the death of the grantee, in certain other instances as provided by law, and for the benefit of immediate family members if permitted by law and under uniform standards adopted by the Committee.

AMENDMENT TO THE PLAN

The Board of Directors on recommendation of the Committee may amend or terminate the Plan, except that no amendment shall affect the timing, price or amount of any grants to eligible directors. In addition, shareholders must approve any change (i) increasing the numbers of shares subject to the Plan (except as described under "Shares Of Stock Subject To The Plan") or (ii) changing the eligibility for grant. Provisions of the Plan may not be amended more than once every six months, other than to comply with provisions of applicable law.

FEDERAL INCOME TAX CONSEQUENCES

A recipient of options incurs no income tax liability as a result of having been granted those options or rights.

The exercise by an individual of a stock option normally results in the immediate realization of income by the individual of the difference between the market value of the stock which is being purchased on the date of exercise and the price being paid for such stock. The amount of such income also is deductible by the Company.

Under current law an individual who sells stock which was acquired upon the exercise of options will receive long-term capital gains or loss treatment, if he or she has held such stock for longer than one year following the date of such exercise, on gain or loss equal to the difference between the price for which such stock was sold and the market value of the stock on the date of the exercise. If the individual has held the stock for one year or less the gain or loss will be treated as short-term capital gain or loss.

PLAN BENEFITS

Upon approval of the amendment to the Plan by the shareholders and upon their election as directors at the 1998 Annual Meeting, all directors who are not salaried employees of the Company will receive option grants for 2,500 shares each year which will vest immediately, except for newly elected directors who will receive an initial option grant for 10,000 shares, which vests after one year.

<PAGE 14>
VOTE REQUIRED

The approval of the amendment to the Non-Salaried Director Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock of the Company voting in person or by proxy on the amendment. If the amendment is not approved by shareholders, it will not become effective.

The Board of Directors recommends a vote FOR approval of the amendment to the Non-Salaried Director Stock Option Plan.

PROPOSAL FOR AMENDMENT TO EMPLOYEES' STOCK OPTION PLAN

DESCRIPTION OF 1996 AMENDED AND RESTATED STOCK OPTION PLAN

The Company adopted a non-qualified stock option plan, the 1988 Stock Option Plan effective February 22, 1988, which was amended effective January 29, 1991 and further amended and restated as the 1992 Amended and Restated Stock Option Plan (the "Plan") effective February 25, 1992. A further amendment of the Plan on April 22, 1996 increased the number of shares available under the Plan to 400,000. Under the Plan, which is administered by the Compensation Committee of the Board of Directors (the "Committee"), key employees of the Company (including directors and officers who are employees) have been granted options to purchase shares of Common Stock.

The Plan permits the granting of an aggregate of 400,000 shares of Common Stock (proposed to be increased to 520,000 shares) at a price equal to one hundred percent (100%) of the fair market value of the Common Stock on the date that the option is granted provided, however, that the price shall not be less than the par value of the Common Stock which is subject to the option.
Further no Incentive Stock Option may be granted to an employee owning Common Stock having more than 10% of the voting power of the Company unless the option price for such employee's option is at least 110% of the fair market value of the Common Stock subject to the option at the time the option is granted and the option is not exercisable after five years from the date of granting. The par value of the Company's Common Stock is presently $2.50 per share. No option may be granted under the Plan after the tenth anniversary of the adoption of the Plan. As a result of the amendment and restatement of the Plan in 1992, options may be granted until February 24, 2002. Unless otherwise specified by the Committee, options granted under the Plan are Incentive Stock Options under the provisions and subject to the limitations of Section 422 of the Internal Revenue Code. Options granted prior to the 1992 amendment and restatement are non-qualified stock options and any shares issued under these options would be included in the 400,000 share total proposed to be increased to 520,000.

ADMINISTRATION OF THE PLAN

The Plan is administered by the Committee, which consists of members of the Board who are not employees of the Company. The Committee is authorized, subject to the provisions of the Plan, to determine the employees who will receive options under the Plan, the number of shares subject to each option and the terms of those options, and to interpret the Plan and to make such rules of procedure as the Committee may deem proper.

Upon the granting of any option, the optionee must enter into a written agreement with the Company setting forth the terms upon which the option may be exercised. Such an agreement sets forth the length of the term of the option and the timing of its exercise as determined by the Committee. In no event shall the length of an option extend beyond ten years from the date of its grant. An optionee may exercise an option by delivering payment to the Company in cash.

Under the Plan, if the employment of any person to whom an option has been granted is terminated for any reason other than the death, disability or retirement of the optionee, the optionee may exercise within thiry (30) days (three months for options granted prior to June 2, 1996) of such termination such options as the optionee could have exercised if his or her employment had continued for such 30 day or three month period. If the termination is by reason of retirement, the optionee may exercise the option, in whole or in part, at any time within one year following such termination of employment, but if the option is exercised later than thirty (30) days from the date of retirement the option shall not constitute an Incentive Stock Option. If the optionee dies while employed by the Company or its subsidiaries, or during a period after termination of employment in which the optionee could exercise an option, the optionee's beneficary may exercise the option within one year of the date of the optionee's death but in no event may the option be exercised later than the date on which the option would have expired if the optionee had lived. If the termination is by reason of disability, the optionee may exercise the option, in whole or in part, at any time within one year following such termination of employment or within such other period, not exceeding three years after the date of disability as is set forth in the option agreement with respect to such options, provided, however, that if the option is exercised later than one year after the date of disability, it shall not constitute an Incentive Stock Option. Notwithstanding the above, no option may be exercised after the expiration date specified in the option agreement.

<PAGE 15>
FEDERAL INCOME TAX CONSEQUENCES

With respect to the tax effects of non-qualified stock options, since the options granted under the Plan do not have a "readily ascertainable fair market value" within the meaning of the Federal income tax laws, an optionee of an option will realize no taxable income at the time the option is granted. When a non-qualified stock option is exercised, the optionee will generally be deemed to have received compensation, taxable at ordinary income tax rates, in an amount equal to the excess of the fair market value of the shares of Common Stock of the Company on the date of exercise of the option over the option price. The Company will withhold income and employment taxes in connection with the optionee's recognition of ordinary income as a result of the exercise by an optionee of a non-qualified stock option. The Company generally can claim an ordinary deduction in the fiscal year of the Company which includes the last day of the taxable year of the optionee which includes the exercise date or the date on which the optionee recognizes income. The amount of such deduction will be equal to the ordinary income recognized by the optionee. When stock acquired through the exercise of a non-qualified stock option is sold, the difference between the optionee's basis in the shares and the sale price will be taxed to the optionee as a capital gain (or loss).

With respect to the tax effects of Incentive Stock Options, the optionee does not recognize any taxable income when the option is granted or exercised. If no disposition of shares issued to an optionee pursuant to the exercise of an Incentive Stock Option is made by the optionee then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction will be allowed to the Company for Federal income tax purposes. The exercise of an Incentive Stock Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of the two year and one year holding periods described above (a "Disqualifying Disposition") generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon the sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount, subject to applicable withholding requirements. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. A Disqualifying Disposition will eliminate the item of tax preference associated with the exercise of the Incentive Stock Option.

CHANGES IN PLAN

The Plan may be terminated, suspended, or modified at any time by the Board of Directors, but no amendment increasing the maximum number of shares for which option may be granted (except to reflect a stock split, stock dividend or other distribution), reducing the option price of outstanding options, extending the period during which options may be granted otherwise materially increasing the benefits accruing to optionee or changing the class of persons eligible to the optionees shall be made without first obtaining approval by a majority of the shareholders of the Company. No termination, suspension or modification of the Plan shall adversely affect any right previously acquired by the optionee or other beneficary under the Plan.

<PAGE 16>
Options granted under the Plan may not be transferred other than by will or by the laws of descent and distribution and, during the optionee's lifetime may be exercised only by the optionee.

All of the Options prevously issued will remain unchanged and outstanding after the 1998 amendment to the Plan.

AMENDMENT TO THE 1996 AMENDED AND RESTATED STOCK OPTION PLAN

On January 27, 1998, the Board of Directors adopted, subject to the approval of the shareholders, an amendment to the Plan. The only change adopted is an increase in the aggregate number of shares of Common Stock available under the Plan from 400,000 shares to 520,000 shares. The foregoing description of the Plan is qualified in its entirety by reference to the text of the Plan (excluding the proposed amendment), a copy of which has been filed with the Securities and Exchange Commission ("SEC"). The purpose of the proposed amendment is to provide shares for managers who will be instrumental in improving the operating results of the Company.

VOTES REQUIRED

The approval of the amendment to the 1996 Amended and Restated Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock of the Company voting in person or by proxy on the amendment. If the amendment is not approved by shareholders, it will not become effective.

The Board of Directors recommends a vote FOR approval of the amendment to the 1996 Amended and Restated Stock Option Plan.

SELECTION OF AUDITORS

Coopers & Lybrand L.L.P., auditors for the Company since 1969, acted as auditors for 1997. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the 1998 Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Company and Coopers & Lybrand L.L.P. mutually agreed in early March of 1998 that Coopers & Lybrand L.L.P. will not be engaged as the Company's independent accountants for 1998. The decision to change accountants was approved by the Company's Audit Committee. There were and are no disagreements between the Company and Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The accountant's reports for the past two years have not contained an adverse opinion or a disclaimer of opinion, nor have they been qualified or modified in any respect.

The Company is in the process of considering candidates to serve as its independent accountants for the year 1998. The Company anticipates that the selection of new independent accountants will be made prior to the 1998 Annual Meeting.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF
1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's common stock, to file with the SEC and the American Stock Exchange reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1997 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except as follows:

        * The filings of Form 4's with the SEC by Mr. Henry C. Wheeler were not made within ten (10) days after the end of the months of sale of 10,400 shares of stock in the aggregate during the months of February, March and April 1997. The Form 4's were filed with the SEC on or about May 22, 1997.

<PAGE 17>
SHAREHOLDER PROPOSALS

To allow sufficient time for preparation of the proxy and proxy statement, shareholder proposals for presentation at the Annual Meeting scheduled for April 26, 1999 must be received by the Secretary of the Company no later than November 26, 1998.

In addition, the Company's by-laws provide that any shareholder wishing to make a nomination for the office of director at the 1999 Annual Meeting must give the Company at least sixty (60) days' advance notice, and that notice must meet certain requirements set forth in the by-laws. Shareholders may request a copy of the by-laws from the Secretary of the Company.

Notices and requests should be addressed to Secretary, Acme
United Corporation, 75 Kings Highway Cutoff, Fairfield,
Connecticut 06430.

OTHER BUSINESS

Management does not know of any matters to be presented, other than those described herein, at the Annual Meeting. If any other business should come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Solicitation of proxies is being made by management through the mail, in person and by telephone and telegraph. The Company will be responsible for costs associated with this solicitation.





By Order of the Board of Directors
Cheryl L. Kendall, Vice President -
Chief Financial Officer, Secretary
and Treasurer
Acme United Corporation
75 Kings Highway Cutoff
Fairfield, Connecticut 06430
March 26, 1998

                ACME UNITED CORPORATION
  AMENDMENTS TO NON-SALARIED DIRECTORS STOCK OPTION PLAN
                ADOPTED JANUARY 27, 1998


1. The first paragraph of Section 1.5 is amended to read as follows:

    The aggregate number of shares of Common Stock, including shares reserved for issuance pursuant to the exercise of Options, which may be issued under the terms of the Plan, may not exceed 120,000 shares and hereby are reserved for such purpose. Whenever any outstanding grant or portion thereof expires, is canceled or forfeited or is otherwise terminated for any reason without having been exercised, the Common
    Stock allocable to the expired, forfeited, canceled or otherwise terminated portion of the grant may again be the subject of further grants hereunder.

2. Section 2.1 is amended by the addition of a second paragraph as follows:

    Each Participant who is elected a director at an annual meeting and is not receiving an initial option grant of 10,000 shares will receive a 2,500 share option grant each year. These shares will be immediately vested.

3. 	Section 2.4(a) is amended to read as follows:

    (a)	The term of an Option shall not exceed ten (10)
    years from the date of grant. Except as provided in this Section 2.4, after a Participant ceases to serve as a Director of the Company, including, without limitation, any voluntary or involuntary termination of a Participant's service as a director (a "Termination"), the unexercisable portion of an Option shall immediately terminate and be null and void, and the unexercised portion of any outstanding Options held by such Participant shall terminate and be null and void for all purposes, after thirty (30) days (or, for any option granted prior to April 28, 1997 three (3) months) have elapsed from the date of the Termination unless extended by the Committee, in its sole discretion, within thirty (30) days from the date of the Termination. Upon a Termination as a result of death, Disability or Retirement, any outstanding Options may be exercised by the Participant or the Participant's legal representative within twelve (12) months after such death, Disability or Retirement; provided, however, that in no event shall the period extend beyond the expiration of the option term. "Retirement" is defined for the purposes of this Section as the termination of a Participant's service as a director (i) at the end of his term of office where he is not re-elected or (ii) during his term of office, for a reason other than death or Disability; provided, in either case, that the Board of Directors, in its sole discretion, determines that the Participant is entitled to the benefit of Retirement under this subsection.

4. 	Section 3.4 is amended to read as follows:

    No rights or obligations under any outstanding Option may be altered or impaired without the Participant's consent. Any grant under the Plan may be canceled at any time with the consent of the Participant, and a new grant may be provided to such Participant in lieu thereof. The Company at its discretion and with the agreement of the Participant may buy out the Participant's option rights on Termination in return for cancellation of exercisable grants.

5. 	Section 3.7 is amended to read as follows:

    If a Participant is to experience a taxable event in connection with the receipt of shares of Common Stock pursuant to an Option exercise, the Participant shall pay the amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld to the Company prior to the issuance of such shares of Common Stock. If a cash payment is made in lieu of exercise, taxes will also be withheld as required by law.

                     ACME UNITED CORPORATION
             AMENDMENT TO EMPLOYEE STOCK OPTION PLAN
                     ADOPTED JANUARY 27, 1998


The aggregate number of shares of Common Stock of the Corporation available under the Plan is increased from 400,000 shares to 520,000 shares.